SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2004

STATER BROS. HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21700 Barton Road
Colton, California	92324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 783-5000

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure
Signatures
EXHIBIT INDEX
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6

Item 7. Financial Statements and Exhibits.

The following material is being furnished as exhibits to this Current Report on Form 8-K.

(c)	Exhibits

99.4	“Selected Stater Bros. Holdings Inc. Financial Data (Unaudited)”

99.5	“Selected Santee Dairies, Inc. Financial Data (Unaudited)”

99.6	“Stater Bros. Holdings Inc. Current Results (Unaudited)”

Item 9. Regulation FD Disclosure

The information contained in this 8-K document, including the exhibits herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report, including the exhibits furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

New Credit Facility

On May 27, 2004, Stater Bros Markets (“Markets”) entered into a commitment letter with respect to a new credit facility (the “New Credit Facility”) with Bank of America, N.A., as sole and exclusive administrative agent, and sole initial lender, consisting of a three-year revolving credit facility in a principal amount of up to $75 million, with the right to increase, under certain circumstances, the size of the New Credit Facility to an aggregate principal amount of $100 million. The New Credit Facility will amend and restate the existing credit facility of Markets in its entirety. Borrowings under the New Credit Facility will be used for working capital, capital expenditures and other corporate purposes.

Stater Bros. Holdings Inc. (“Stater Bros.”) will be a party to the New Credit Facility and will be subject to covenants similar to those to which it is currently subject in the Markets’ current credit facility.

The New Credit Facility will be guaranteed by Stater Bros. and all of its existing and future material subsidiaries, including Stater Bros. Development, Inc. and Santee Dairies, Inc. (“Santee”) (subject, in the case of Santee, to termination upon certain specified events.)

Subject to certain restrictions, the entire amount of the New Credit Facility may be used for loans, letters of credit, or a combination thereof. Borrowings under the New Credit Facility will bear interest and letter of credit and commitment fees will accrue at the same rate as set forth in the Markets’ current credit facility (i.e., LIBOR plus 1.75% and Prime plus 1.00% for loans, a letter of credit fee of 1.25% per annum, with the commitment fee rate at 0.25% per annum).

The New Credit Facility will cease to be available and will be payable in full on March 31, 2007. Notwithstanding such maturity date, at any time prior thereto Markets shall be entitled to request the issuance of standby letters of credit having a tenor which is up to one year following such maturity date, and commercial letters of credit having a tenor which is up to six months following such maturity date.

The New Credit Facility will require Markets to meet certain financial tests, including minimum net worth and minimum EBITDA tests.

The closing of the New Credit Facility will be subject to the satisfaction of certain conditions precedent.

Selected Stater Bros. Holdings Inc. Financial Data (Unaudited)

Exhibit 99.4 entitled “Selected Stater Bros. Holdings Inc. Financial Data (Unaudited)” contains certain financial data related to Stater Bros.

Selected Santee Dairies, Inc. Financial Data (Unaudited)

Exhibit 99.5 entitled “Selected Santee Dairies, Inc. Financial Data (Unaudited)” contains certain financial data related to Santee.

Stater Bros. Holdings Inc. Current Results (Unaudited)

Exhibit 99.6 entitled “Stater Bros. Holdings Inc. Current Results (Unaudited)” contains certain financial data related to recent operating results for Stater Bros.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

/s/ Phillip J. Smith

	By:	Phillip J. Smith
Senior Vice President and Chief Financial Officer
Date: June 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.4	“Selected Stater Bros. Holdings Inc. Financial Data (Unaudited)”

Exhibit 99.5	“Selected Santee Dairies, Inc. Financial Data (Unaudited)”

Exhibit 99.6	“Stater Bros. Holdings Inc. Current Results (Unaudited)”